UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 12, 2016
____________________________________________
PUBLIX SUPER MARKETS, INC.
(Exact name of Registrant as specified in its charter)
____________________________________________

Florida	0-00981	59-0324412
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Publix Corporate Parkway
Lakeland, Florida		33811
(Address of principal executive offices)		(Zip Code)

(863) 688-1188
(Registrant’s telephone number, including area code)
____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Indemnification Agreement
Publix Super Markets, Inc. (the “Company”) and Jessica L. Blume, director of the Company, entered into an Indemnification Agreement dated April 12, 2016. This Indemnification Agreement is in the same form as the Indemnification Agreement attached as an exhibit to the quarterly report of the Company on Form 10-Q for the quarter ended March 31, 2001. The Indemnification Agreement has been entered into between the Company and all of its directors and officers as reported in the quarterly, annual and current reports of the Company on Form 10-Q, Form 10-K and Form 8-K for the periods ended March 31, 2001, June 30, 2001, September 29, 2001, June 29, 2002, December 28, 2002, September 27, 2003, December 27, 2003, March 27, 2004, May 18, 2005, July 1, 2005, January 30, 2006, January 30, 2008, December 22, 2008, April 14, 2009, January 1, 2011, January 4, 2013, April 1, 2013, April 16, 2013, April 1, 2014, May 3, 2014, April 14, 2015 and January 1, 2016.

Item 5.07.     Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders of Publix Super Markets, Inc. was held on April 12, 2016 for the purpose of electing a board of directors. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there were no solicitations in opposition to management's solicitation. All nominees for director listed below were elected. The term of office of the directors will be until the next annual meeting or until their successors shall be elected and qualified. The results of the election of directors were as follows:

	Votes For	Votes Against	Abstain
Carol Jenkins Barnett	566,237,515	318,408	474,057
Hoyt R. Barnett	565,805,451	621,750	615,873
Jessica L. Blume	562,202,527	1,470,106	3,235,927
William E. Crenshaw	565,851,729	857,776	320,759
Jane B. Finley	560,809,060	1,426,823	4,550,695
G. Thomas Hough	560,320,331	1,493,016	5,153,141
Charles H. Jenkins, Jr.	566,441,330	230,094	290,922
Howard M. Jenkins	566,374,579	357,221	288,476
Randall T. Jones, Sr.	564,245,392	1,347,682	1,462,564
Stephen M. Knopik	560,127,024	1,746,004	5,182,849
David P. Phillips	564,490,887	1,136,003	1,428,739

page 2 of 3 pages

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PUBLIX SUPER MARKETS, INC.

Dated: April 12, 2016	By: /s/ David P. Phillips
David P. Phillips, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Page 3 of 3 pages